Exhibit 5.1

May 28, 2020

Diversified Healthcare Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Re:           Diversified Healthcare Trust

9.750% Senior Notes due 2025

Ladies and Gentlemen:

We have acted as counsel to Diversified Healthcare Trust, a Maryland real estate investment trust (the “Company”), and each of the subsidiaries of the Company listed on Schedule I hereto (the “Guarantors”) in connection with (i) the Company’s authorization for the issuance and sale of an aggregate of $1.0 billion in principal amount of the Company’s 9.750% Senior Notes due 2025 (the “Notes”), which will be guaranteed by the Guarantors (the “Guarantees”), to be issued pursuant to an Indenture, dated as of February 18, 2016 (the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), to be supplemented by the Third Supplemental Indenture, to be dated on or about June 2, 2020 (the “Supplemental Indenture”), among the Company, the Guarantors and the Trustee (the Base Indenture, as so supplemented by the Supplemental Indenture, the “Indenture”). We understand that the Notes are to be offered and sold under the Company’s Registration Statement on Form S-3, No. 333-225831, as amended by Post-Effective Amendment No. 1 thereto (the “Registration Statement”).

In connection with this opinion, we have examined and relied upon copies of (i) the Certificate of Formation or Certificate of Limited Partnership, as applicable, and the limited liability company agreement or limited partnership agreement, as applicable, of each of the Guarantors listed on Schedule II hereto (the “Delaware Guarantors”), (ii) the Declaration of Trust of Lexington Office Realty Trust and SNH Medical Office Realty Trust, each a Massachusetts Nominee Trust (the “Massachusetts Guarantors”), (iii) the Registration Statement, (iv) the final Prospectus dated May 28, 2020 (the “Base Prospectus”) relating to the Registration Statement, (v) the final Prospectus Supplement to the Base Prospectus dated May 28, 2020, relating to the Notes and the Guarantees (the “Prospectus Supplement” and the Base Prospectus, as supplemented thereby, the “Prospectus”), (vi) the Indenture, (vii) resolutions adopted by the Board of Trustees of the Company on May 27, 2020, and resolutions adopted by an Ad Hoc Pricing Committee of the Board of Trustees of the Company on May 28, 2020, each relating to the Notes and the Guarantees, and (viii) resolutions adopted by the board of directors or comparable governing body of the Delaware Guarantors and the Massachusetts Guarantors. We have also examined and relied upon originals or copies of such records, agreements and instruments of the Company and the Guarantors, certificates of public officials and of officers of the Company and the Guarantors and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as copies. As to any facts material to the opinions expressed herein, we have relied without independent verification upon certificates of public officials, upon statements of officers or other representatives of the Company and statements of fact contained in documents we have examined.

Diversified Healthcare Trust

May 28, 2020

We have assumed for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to engage in the activities contemplated by, and has the requisite organizational and legal power and authority to perform its obligations under, the Indenture, that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations, and that the Indenture is and will be the valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms.

We express no opinion herein as to any laws other than the laws of the State of New York, the Limited Liability Company Act of the State of Delaware (the “Delaware LLC Act”), the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and the federal laws of the United States. In connection with our opinions herein relating to the Delaware LLC Act and the Delaware LP Act, we call to your attention that such opinions are based solely upon our examination of the Delaware LLC Act and the Delaware LP Act as currently in effect (without regard to judicial interpretations thereof or rules or regulations promulgated thereunder). We are not admitted to practice law in the State of Delaware, and we expressly disclaim any opinions regarding Delaware contract law or general Delaware law that may be incorporated expressly or by operation of law into the Delaware LLC Act or the Delaware LP Act or into any limited liability company operating agreement, limited partnership agreement or other document entered into pursuant thereto. Insofar as this opinion involves matters of Maryland and/or Indiana law we have, with the Company’s permission, relied solely upon the opinions of Venable LLP and Taft Stettinius & Hollister LLP, copies of which we understand the Company is filing as Exhibits 5.2 and 5.3, respectively, to its Current Report on Form 8-K, to be dated on or about May 28, 2020 (the “Current Report”), and with respect to matters involving Maryland and Indiana law our opinion is subject to the exceptions, limitations and qualifications set forth in such opinions.

Our opinion set forth below with respect to the good standing of the Delaware Guarantors in the State of Delaware is based solely upon certificates, dated various dates and delivered to you by the Company, to such effect issued by the Secretary of State of the State of Delaware.

Our opinion set forth below with respect to the validity or binding effect of the Notes or any obligations may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

Diversified Healthcare Trust

May 28, 2020

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, (1) each of the Delaware Guarantors is a limited liability company or limited partnership duly formed and validly existing under the laws of the State of Delaware and in good standing with the Secretary of State of the State of Delaware, (2) the Massachusetts Guarantors exist as trusts under the laws of the Commonwealth of Massachusetts and (3) the Guarantees by the Delaware Guarantors and the Massachusetts Guarantors have been duly authorized by the Delaware Guarantors and the Massachusetts Guarantors, respectively, and, when the Notes have been (A) duly executed and delivered by the Company and authenticated by the Trustee as provided in the Indenture, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Notes and the Guarantees will constitute valid and binding obligations of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors, as the case may be, in accordance with their respective terms.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. This opinion is rendered to you in connection with the offering of the Notes and the Guarantees under the Prospectus. We hereby consent to the filing of a copy of this opinion as Exhibit 5.1 to the Current Report, which is incorporated by reference into the Registration Statement and the Prospectus, and to references to our firm under the caption “Legal Matters” in the Base Prospectus and in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP

Schedule I

Guarantors

CCC Alpha Investments Trust

CCC Delaware Trust

CCC Financing I Trust

CCC Financing Limited, L.P.

CCC Investments I, L.L.C.

CCC Leisure Park Corporation

CCC Pueblo Norte Trust

CCC Retirement Communities II, L.P.

CCC Retirement Partners Trust

CCC Retirement Trust

CCDE Senior Living LLC

CCOP Senior Living LLC

Crestline Ventures LLC

CSL Group, Inc.

DHC Holdings LLC

Ellicott City Land I, LLC

HRES1 Properties Trust

HRES2 Properties Trust

Leisure Park Venture Limited Partnership

Lexington Office Realty Trust

MSD Pool 1 LLC

MSD Pool 2 LLC

O.F.C. Corporation

SNH 30 Newcrossing Inc.

SNH AL AIMO II, Inc.

Diversified Healthcare Trust

May 28, 2020

SNH AL AIMO Tenant II, Inc.

SNH AL AIMO Tenant, Inc.

SNH AL AIMO, Inc.

SNH AL Crimson Tenant Inc.

SNH AL Cumming LLC

SNH AL Cumming Tenant LLC

SNH AL Georgia Holdings LLC

SNH AL Georgia LLC

SNH AL Georgia Tenant LLC

SNH AL Properties LLC

SNH AL Properties Trust

SNH AL TRS, Inc.

SNH AL Wilmington Tenant Inc.

SNH Alpharetta LLC

SNH ALT Leased Properties Trust

SNH AZ Tenant LLC

SNH Bakersfield LLC

SNH BAMA Tenant LLC

SNH Baton Rouge (North) LLC

SNH Baton Rouge (Realtors) LLC

SNH Blaine Inc.

SNH BRFL Properties LLC

SNH BRFL Tenant LLC

SNH Bridgewater LLC

SNH CAL Tenant LLC

SNH CALI Tenant LLC

Diversified Healthcare Trust

May 28, 2020

SNH CCMD Properties Borrower LLC

SNH CCMD Properties LLC

SNH CCMD Tenant LLC

SNH CHS Properties Trust

SNH Clear Brook LLC

SNH Clear Creek Properties Trust

SNH CO Tenant LLC

SNH Concord LLC

SNH DEL Tenant LLC

SNH Denham Springs LLC

SNH Derby Tenant LLC

SNH Durham LLC

SNH FLA Tenant LLC

SNH FM Financing LLC

SNH FM Financing Trust

SNH Georgia Tenant LLC

SNH Glenview (Patriot) LLC

SNH GP Valencia LLC

SNH Granite Gate Lands Tenant LLC

SNH Granite Gate Lands Trust

SNH Grove Park Tenant LLC

SNH Grove Park Trust

SNH Harrisburg LLC

SNH IL Joplin Inc.

SNH IL Properties Trust

SNH Independence Park LLC

Diversified Healthcare Trust

May 28, 2020

SNH INDY Tenant LLC

SNH Jackson LLC

SNH Kent Properties LLC

SNH Lincoln Tenant LLC

SNH Longhorn Tenant LLC

SNH LTF Properties LLC

SNH Maryland Heights LLC

SNH MASS Tenant LLC

SNH MD Tenant LLC

SNH Medical Office Properties LLC

SNH Medical Office Properties Trust

SNH Medical Office Realty Trust

SNH MezzCo San Antonio LLC

SNH MO Tenant LLC

SNH Modesto LLC

SNH NC Tenant LLC

SNH Neb Tenant LLC

SNH NJ Tenant GP LLC

SNH NJ Tenant LLC

SNH NJ Tenant LP

SNH NM Tenant LLC

SNH Northwoods LLC

SNH Northwoods Tenant LLC

SNH NS Properties Trust

SNH Ohio Tenant LLC

SNH OMISS Tenant LLC

Diversified Healthcare Trust

May 28, 2020

SNH Parkview Properties Trust

SNH PENN Tenant LLC

SNH Phoenix (Cotton) LLC

SNH Plaquemine LLC

SNH PLFL Properties LLC

SNH PLFL Tenant LLC

SNH Prairieville LLC

SNH Proj Lincoln TRS LLC

SNH Redmond Properties LLC

SNH REIT Irving LLC

SNH REIT Rockwall LLC

SNH REIT San Antonio LLC

SNH REIT Victoria LLC

SNH RMI Fox Ridge Manor Properties LLC

SNH RMI Jefferson Manor Properties LLC

SNH RMI McKay Manor Properties LLC

SNH RMI Northwood Manor Properties LLC

SNH RMI Oak Woods Manor Properties LLC

SNH RMI Park Square Manor Properties LLC

SNH RMI Properties Holding Company LLC

SNH RMI Smith Farms Manor Properties LLC

SNH RMI Sycamore Manor Properties LLC

SNH SC Tenant LLC

SNH SE Ashley River LLC

SNH SE Ashley River Tenant LLC

SNH SE Barrington Boynton LLC

Diversified Healthcare Trust

May 28, 2020

SNH SE Barrington Boynton Tenant LLC

SNH SE Burlington LLC

SNH SE Burlington Tenant LLC

SNH SE Daniel Island LLC

SNH SE Daniel Island Tenant LLC

SNH SE Habersham Savannah LLC

SNH SE Habersham Savannah Tenant LLC

SNH SE Holly Hill LLC

SNH SE Holly Hill Tenant LLC

SNH SE Kings Mtn LLC

SNH SE Kings Mtn Tenant LLC

SNH SE Mooresville LLC

SNH SE Mooresville Tenant LLC

SNH SE N. Myrtle Beach LLC

SNH SE N. Myrtle Beach Tenant LLC

SNH SE Properties LLC

SNH SE Properties Trust

SNH SE SG LLC

SNH SE SG Tenant LLC

SNH SE Tenant 2 TRS, Inc.

SNH SE Tenant TRS, Inc.

SNH Somerford Properties Trust

SNH St. Louis LLC

SNH Teaneck Properties LLC

SNH Teaneck Tenant LLC

SNH Tellico Tenant LLC

Diversified Healthcare Trust

May 28, 2020

SNH Tellico Trust

SNH Tempe LLC

SNH TENN Tenant LLC

SNH Toto Tenant LLC

SNH TRS Inc.

SNH TRS Licensee Holdco LLC

SNH VA Tenant LLC

SNH Valencia LP

SNH Viking Tenant LLC

SNH Ward Ave. Properties I Inc.

SNH Well Properties GA-MD LLC

SNH Well Properties Trust

SNH Wilmington LLC

SNH WIS Tenant LLC

SNH WY Tenant LLC

SNH Yonkers Properties Trust

SNH Yonkers Tenant Inc.

SNH/CSL Properties Trust

SNH/LTA Properties GA LLC

SNH/LTA Properties Trust

SNH/LTA SE Home Place New Bern LLC

SNH/LTA SE McCarthy New Bern LLC

SNH/LTA SE Wilson LLC

SPTGEN Properties Trust

SPTIHS Properties Trust

SPTMISC Properties Trust

Diversified Healthcare Trust

May 28, 2020

SPTMNR Properties Trust

SPTMRT Properties Trust

SPTSUN II Properties Trust

Schedule II

Delaware Guarantors

CCC Leisure Park Corporation

CCC Investments I, L.L.C.

CCDE Senior Living LLC

CCOP Senior Living LLC

Crestline Ventures LLC

Ellicott City Land I, LLC

SNH Alpharetta LLC

SNH Baton Rouge (North) LLC

SNH Baton Rouge (Realtors) LLC

SNH BRFL Properties LLC

SNH BRFL Tenant LLC

SNH Bridgewater LLC

SNH CALI Tenant LLC

SNH CCMD Properties Borrower LLC

SNH CCMD Properties LLC

SNH CCMD Tenant LLC

SNH Clear Brook LLC

SNH Concord LLC

SNH Denham Springs LLC

SNH Durham LLC

SNH FM Financing LLC

SNH Glenview (Patriot) LLC

SNH GP Valencia LLC

SNH Harrisburg LLC

SNH Independence Park LLC

Diversified Healthcare Trust

May 28, 2020

SNH Jackson LLC

SNH Maryland Heights LLC

SNH Medical Office Properties LLC

SNH MezzCo San Antonio LLC

SNH Phoenix (Cotton) LLC

SNH Plaquemine LLC

SNH PLFL Properties LLC

SNH PLFL Tenant LLC

SNH Prairieville LLC

SNH REIT Irving LLC

SNH REIT Rockwall LLC

SNH REIT San Antonio LLC

SNH REIT Victoria LLC

SNH SE Ashley River LLC

SNH SE Ashley River Tenant LLC

SNH SE Barrington Boynton LLC

SNH SE Barrington Boynton Tenant LLC

SNH SE Burlington LLC

SNH SE Burlington Tenant LLC

SNH SE Daniel Island LLC

SNH SE Daniel Island Tenant LLC

SNH SE Habersham Savannah LLC

SNH SE Habersham Savannah Tenant LLC

SNH SE Holly Hill LLC

SNH SE Holly Hill Tenant LLC

SNH SE Kings Mtn LLC

Diversified Healthcare Trust

May 28, 2020

SNH SE Kings Mtn Tenant LLC

SNH SE Mooresville LLC

SNH SE Mooresville Tenant LLC

SNH SE N. Myrtle Beach LLC

SNH SE N. Myrtle Beach Tenant LLC

SNH SE Properties LLC

SNH SE SG LLC

SNH SE SG Tenant LLC

SNH St. Louis LLC

SNH Teaneck Properties LLC

SNH Teaneck Tenant LLC

SNH Tempe LLC

SNH Well Properties GA-MD LLC

SNH/LTA SE Home Place New Bern LLC

SNH/LTA SE McCarthy New Bern LLC

SNH/LTA SE Wilson LLC

CCC Financing Limited, L.P.

CCC Retirement Communities II, L.P.

Leisure Park Venture Limited Partnership

SNH NJ Tenant LP

SNH Valencia LP